

<ARTICLE> 9
<LEGEND> This schedule contains summary financial information extracted from
Quarterly Report on Form 10-Q and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-START>                             JAN-01-1999
<PERIOD-END>                               JUN-30-1999
<CASH>                                          15,336
<INT-BEARING-DEPOSITS>                           3,953
<FED-FUNDS-SOLD>                                10,633
<TRADING-ASSETS>                                 5,157
<INVESTMENTS-HELD-FOR-SALE>                     45,197
<INVESTMENTS-CARRYING>                               0
<INVESTMENTS-MARKET>                                 0
<LOANS>                                        157,464
<ALLOWANCE>                                      2,250
<TOTAL-ASSETS>                                 256,033
<DEPOSITS>                                     156,454
<SHORT-TERM>                                    36,359
<LIABILITIES-OTHER>                             14,442
<LONG-TERM>                                     27,728<F1>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                        190
<COMMON>                                            12
<OTHER-SE>                                      20,848<F2>
<TOTAL-LIABILITIES-AND-EQUITY>                 256,033
<INTEREST-LOAN>                                  6,399
<INTEREST-INVEST>                                1,536
<INTEREST-OTHER>                                   497
<INTEREST-TOTAL>                                 8,432
<INTEREST-DEPOSIT>                               2,221
<INTEREST-EXPENSE>                               3,841
<INTEREST-INCOME-NET>                            4,591
<LOAN-LOSSES>                                      556
<SECURITIES-GAINS>                                  86<F3>
<EXPENSE-OTHER>                                  5,747
<INCOME-PRETAX>                                  3,100
<INCOME-PRE-EXTRAORDINARY>                       2,143
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                     2,143
<EPS-BASIC>                                       1.81<F4>
<EPS-DILUTED>                                     1.79
<YIELD-ACTUAL>                                    4.28
<LOANS-NON>                                      1,032
<LOANS-PAST>                                         0<F5>
<LOANS-TROUBLED>                                     0
<LOANS-PROBLEM>                                      0
<ALLOWANCE-OPEN>                                 2,271
<CHARGE-OFFS>                                      721
<RECOVERIES>                                       165
<ALLOWANCE-CLOSE>                                2,250
<ALLOWANCE-DOMESTIC>                                 0<F6>
<ALLOWANCE-FOREIGN>                                  0<F6>
<ALLOWANCE-UNALLOCATED>                              0<F6>

<F1> Guaranteed Preferred Beneficial Interest in the Corporation's Junior
Subordinated Debt of $1,003 is included in long-term debt for the period ended June 30, 1999.
<F2> Treasury stock of $304 million for the period ended June 30, 1999 is included as a reduction of stockholders' equity.
<F3> Investment securities gains do not include the Corporation's equity gains, which totaled $229 million for the period ended June 30, 1999.
<F4> Primary earnings per share represent Basic earnings per share.
<F5> For purposes of this filing, the Corporation has not disclosed this information. These items will be disclosed on an annual basis in the Corporation's Form 10-K.
<F6> The corporation is not required to present separate data related to foreign activities. Allocation for potential losses not specifically identified has been included in the commercial segment.


